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                                                                  Exhibit (h)(3)

                                  AMENDMENT TO
                            ADMINISTRATION AGREEMENT

This is an amendment dated November 2, 2001 to the Administration Agreement ("Agreement") between USLICO Series Fund ("Fund") and ING Pilgrim Group, LLC, which was made the 27th day of April 2000.

WHEREAS, The Board of Trustees has determined that it is in the best interest of the Fund to synchronize the annual renewal of this Agreement with the renewal of the Fund's investment management agreement, which also requires annual renewal by the Fund's Board of Trustees, to facilitate the Fund's compliance schedule and administration.

THEREFORE, the parties agree that this Agreement, as amended, shall be dated September 1, 2001.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year set forth above.

                                           USLICO

                                           By:_________________________________
                                              Robert S. Naka
                                              Senior Vice President


                                          ING PILGRIM GROUP, LLC

                                           By:_________________________________
                                              Michael J. Roland
                                              Senior Vice President